AMENDMENT NO. 3 TO MEDIA DISTRIBUTION AGREEMENT

This Amendment is entered into as of August 29, 2006 (the “Effective Date”) between EXABYTE CORPORATION, a Delaware corporation with principal offices at 2108 55th Street, Boulder, Colorado 80301 (“Exabyte”), IMATION CORP., a Delaware corporation with principal offices at 1 Imation Place, Oakdale, Minnesota 55128 (“Imation”), and TANDBERG DATA CORP. (“Buyer”).

Exabyte and Imation have entered into a Media Distribution Agreement dated as of November 7, 2003, as amended by Amendment No. 1 dated February 9, 2004 and by Amendment No. 2 dated as of October 31, 2005 (the “MDA”).

Under the MDA Exabyte has issued to Imation (i) a Secured Promissory Note of Exabyte dated October 31, 2005 in principal amount of $2,000,000 (the “$2,000,000 Note”), and (ii) a Secured Promissory Note of Exabyte dated October 31, 2005 in principal amount of $5,000,000 (the “$5,000,000 Note”) (the $2,000,000 Note and the $5,000,000 Note are collectively referred to as the “Original Notes”).

Buyer has made an offer to purchase substantially all of the assets of Exabyte (the “Acquisition”).

Buyer’s willingness to consummate the Acquisition is conditioned upon Imation entering into a Note Restructuring Agreement with Exabyte under which, among other things, (i) Exabyte agrees that Exabyte or the Buyer will pay $1,000,000 to Imation immediately after the closing of the Acquisition to be applied to the principal amount of the Original Notes, (ii) Imation agrees to forgive $2,000,000 in principal amount of the Original Notes, and (iii) the Buyer will issue a new $4,000,000 promissory note to Imation (the “New Note”) in replacement of the remaining Original Notes.

Imation’s willingness to enter into the Note Restructuring Agreement is conditioned upon Exabyte, Buyer and Tandberg Data ASA (“Tandberg”) entering into this Amendment No. 3 under which Imation is able to recoup the $2,000,000 in principal amount of the Original Notes forgiven by Imation under the Note Restructuring Agreement.

NOW, THEREFORE, Exabyte, Buyer, Tandberg and Imation agree that the MDA is amended as follows:

1.0	Assignment and Assumption, Guarantee of Performance

1.1          Buyer hereby accepts the assignment of the MDA from Exabyte and assumes all rights, promises, liabilities and obligations of Exabyte under the MDA.

1.2          Tandberg guarantees the payment and performance by the Buyer of all promises, liabilities and obligations under the MDA which are assumed by Buyer.

2.0	Gross Margin

2.1          In consideration of Exabyte’s performance under Section 2 of this Amendment and subject to the terms and conditions of the MDA and this Amendment, effective immediately upon closing the Acquisition Sections 7.A and 7.C of the MDA are amended to provide that:

(i)

with respect to Products delivered by Exabyte and purchased by Imation on or after January 1, 2007, Exabyte’s pricing to Imation will be such that Imation is able to re-sell such Products while obtaining at least a 12% Gross Margin on sales to third parties; and

(ii)

with respect to Products delivered by Exabyte and purchased by Imation on or after the date when the incremental margin (margin above 10%) achieved by Imation equals $2 million, Exabyte’s pricing to Imation will be such that Imation is able to re-sell such Products while obtaining at least a 10% Gross Margin on sales to third parties.

2.2          If any amount of principal or interest on the New Note is not paid when due, pricing under the Media Distribution Agreement will be automatically modified so that, with respect to Products delivered by Exabyte and purchased by Imation on or after the date of such default, Imation is able to re-sell such Products while obtaining at least a 12% Gross Margin on sales to third parties until the amount in default is paid in full via the incremental margin (12% vs. 10%). Once the amount which is in default is paid in full, the Imation Gross Margin will either (i) remain at 12% if the condition described in Section 1.1(ii) of this Amendment has not yet been satisfied, or (ii) revert to 10% if the condition described in Section 1.1(ii) of this Amendment has been satisfied.

3.0	Security Interests

3.1          Subject to the provisions in this Amendment No. 3, the security interests granted to Imation in Amendment No. 2 shall remain in effect.

3.2          As security for the payment and performance of (i) all obligations of Exabyte under the MDA as amended by this Amendment No. 3, and (ii) all obligations of Buyer under the New Note, Exabyte grants to Imation a security interest in all assets of Exabyte. The security interest shall be subject to a first priority security interest in all of the assets of the Buyer, which security interest shall be junior and subordinate only to a first priority security interest in favor of the bondholders from time to time (the “Bondholders”) as security for all indebtedness of Tandberg under the senior secured bond issue(s) 2006/2010 entered into between Tandberg (as borrower) and Norsk Tillitsmann ASA (as trustee) on behalf of the Bondholders (as such senior secured bond issue(s) may from time to time be amended, extended, modified, refinanced or replaced) (the “Senior Secured Bond Issue”).

3.3          Imation further agrees that it shall take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the subordination to the Senior Secured Bond Issue of (i) all obligations of Exabyte under the MDA as amended by this Amendment No. 3 and (ii) all obligations of Buyer under the New Note, and to take any such additional action thereafter as may be reasonably requested by Tandberg in connection therewith.

3.4          The security interest granted in Section 3.2 will terminate when both the obligations under Section 1 of this Amendment have been fully performed and the New Note has been paid in full.

3.5          Imation’s security interest will convert to a higher priority security interest if debt with a higher priority security interest is paid off without a refinancing, as permitted by Section 3.2, that replaces such debt.

4.0	Representations and Warranties

4.1	Exabyte represents and warrants to Imation that:

(i)

The execution, delivery and performance by Exabyte of this Amendment, the Note Restructuring Agreement, the Acquisition agreement, and all other agreements and documents to which Exabyte is a party referred to in this Amendment:

(a)	have been duly authorized by all requisite corporate action, including, without limitation, by the Board of Directors of Exabyte;

(b)	will not violate any provisions of law, or Exabyte’s Certificate of Incorporation, as amended to the date hereof; and

(c)

will not violate or be in conflict with, result in a breach of, or constitute a default under, any material indenture, agreement or other instrument to which Exabyte is a party or by which Exabyte or any of its properties is bound, or any order, writ, injunction or decree of any court of governmental institution.

(ii)

This Amendment, the Note Restructuring Agreement, the Acquisition agreement, and all other agreements and documents to which Exabyte is a party referred to in this Amendment, when executed and delivered by Exabyte, will constitute legal, valid and binding obligations of Exabyte, enforceable against it in accordance with their respective terms.

4.2	Buyer represents and warrants to Imation that:

(i)

The execution, delivery and performance by Buyer of this Amendment, the New Note, the Acquisition agreement, and all other agreements and documents to which Buyer is a party referred to in this Amendment:

(a)	have been duly authorized by all requisite corporate action, including, without limitation, by the Board of Directors of Buyer;

(b)	will not violate any provisions of law, or Buyer’s Certificate of Incorporation, as amended to the date hereof; and

(c)

will not violate or be in conflict with, result in a breach of, or constitute a default under, any material indenture, agreement or other instrument to which Buyer is a party or by which Buyer or any of its properties is bound, or any order, writ, injunction or decree of any court of governmental institution.

(ii)

This Amendment, the New Note, the Acquisition agreement, and all other agreements and documents to which Buyer is a party referred to in this Amendment, when executed and delivered by Buyer, will constitute legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

4.3	Tandberg represents and warrants to Imation that:

(i)	The execution, delivery and performance by Tandberg of this Amendment and all other agreements and documents to which Tandberg is a party referred to in this Amendment:

(a)	have been duly authorized by all requisite corporate action, including, without limitation, by the Board of Directors of Tandberg;

(b)	will not violate any provisions of law, or Buyer’s Certificate of Incorporation, as amended to the date hereof; and

(c)

will not violate or be in conflict with, result in a breach of, or constitute a default under, any material indenture, agreement or other instrument to which Tandberg is a party or by which Tandberg or any of its properties is bound, or any order, writ, injunction or decree of any court of governmental institution.

(ii)

This Amendment and all other agreements and documents to which Tandberg is a party referred to in this Amendment, when executed and delivered by Tandberg, will constitute legal, valid and binding obligations of Tandberg, enforceable against it in accordance with their respective terms.

5.0	Additional Agreements

5.1          Neither Exabyte nor Buyer shall file for voluntary bankruptcy protection or reorganization prior to April 15, 2007.

5.2        The effectiveness of this Amendment is contingent upon (i) the closing of the Acquisition, and (ii) performance by Exabyte and Buyer of all obligations, promises and acts described in the Note Restructuring Agreement dated as of August 29, 2006 between Imation and Exabyte.

Except as stated herein, the MDA shall remain in full force and effect. This Amendment shall be governed by the laws of the State of Delaware without regard to conflict of laws rules.

IN WITNESS of their agreement, authorized representatives of Exabyte, Buyer, Tandberg and Imation have signed this Amendment on the date(s) set forth below, to be effective as of the Effective Date stated above.

EXABYTE CORPORATION	IMATION CORP.

By: /s/ Tom Ward                                                        By: /s/ Paul R. Zeller

Print Name: Tom Ward                                              Print Name: Paul R. Zeller

Title: CEO                                                                      Title: Vice President and CFP

Date: August 29, 2006                                              Date: August 29, 2006

TANDBERG DATA CORP. (“Buyer”)	TANDBERG DATA ASA

By: /s/ Gudmundur Einarsson                                      By: /s/ Gudmundur Einarsson

Print Name: Gudmundur Einarsson                          Print Name: Gudmundur Einarsson

Title: CEO                                                                      Title: CEO

Date: August 29, 2006                                              Date: August 29, 2006

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